GRUBHUB INC.
111 W. WASHINGTON STREET, SUITE 2100
CHICAGO, ILLINOIS 60602

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GRUB2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36014-S18147

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

GRUBHUB INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	Proposal	For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of 10 June 2020, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of 4 September 2020, as further amended by the Second Amendment to the Agreement and Plan of Merger, dated as of 12 March 2021, and as it may be further amended from time to time (the "Merger Agreement"), by and among Grubhub Inc. ("Grubhub"), Just Eat Takeaway.com N.V., Checkers Merger Sub I, Inc. and Checkers Merger Sub II, Inc. (such proposal, the "Merger Agreement Proposal").	☐	☐	☐
2.	To approve, by a non-binding, advisory vote, certain compensation that may be paid or become payable to named executive officers of Grubhub in connection with the transactions contemplated by the Merger Agreement.	☐	☐	☐
3.	To adjourn the Special Meeting of the Stockholders of Grubhub (the "Grubhub Stockholder Meeting") from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Grubhub Stockholder Meeting to approve the Merger Agreement Proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D36015-S18147

GRUBHUB INC.
Special Meeting of Stockholders
June 10, 2021 8:00 AM (Central Time)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew Maloney, Adam DeWitt and Margo Drucker, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of GRUBHUB INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 AM, Central Time, on June 10, 2021, virtually at www.virtualshareholdermeeting.com/GRUB2021SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side